Exhibit 10.6

[Translation for information purposes only]

AMENDMENT TO THE COMPREHENSIVE MANAGEMENT AGREEMENT ENTERED INTO

ON FEBRUARY 28, 2005, BY AND BETWEEN THE MINISTRY OF NATIONAL DEFENSE

AND PUERTA DEL SUR S.A.

Exhibit 10.6 [Translation for information purposes only] AMENDMENT TO THE COMPREHENSIVE MANAGEMENT AGREEMENT SIGNED ON FEBRUARY 28, 2005, WHICH MODIFIED THE EXTENSION OF THE RUNWAY 06-24 TO A TOTAL EXTENSION OF 3.200 METERS

 March 3rd, 2005 Decree 284/05 dated February 25th, 2005 02/25/05 – AMENDMENT TO THE COMPREHENSIVE MANAGEMENT AGREEMENT ENTERED INTO ON FEBRUARY 6, 2003 IS HEREBY APPROVED; PROPOSAL SUBMITTED BY “PUERTA DEL SUR S.A.” (CONTRACTOR OF CARRASCO INTERNATIONAL AIRPORT) WHEREAS: The alternative proposal submitted by Puerta del Sur S.A. (AIC Contractor), introducing amendments to the Master Plan approved by Resolution # 51.952 of the Ministry of National Defense on July 12th, 2004, and to the Comprehensive Management Agreement. WHEREAS: As per the above mentioned Resolution # 51.952 of the Ministry of National Defense, it was resolved to open an instance of evaluation by the State concerning alternative proposals to the Master Plan and to the Technical Guidelines of the Comprehensive Management Agreement submitted by the Contractor. Those alternative proposals were: a) immediate extension of Runway 06-24 in 200 meters so that said runway would reach a total extension of 3,200 meters, b) construction of a new stretch of road on taxiway B, identified as B T8, postponing the construction of the new taxiway B between taxiways D and A, until the date it is determined to be necessary for a proper operation of Carrasco International Airport or until year 2017 (whichever happens first); c) to change the location of the Cargo Terminal to another area, nearer the future Passenger Terminal. WHEREAS: I) According to what has been set forth on WHEREAS II) of the above mentioned Resolution # 51.952 of the Ministry of National Defense, the criteria for the evaluation of alternative proposals are based on determining that said proposals do not stray substantially from the Comprehensive Management Regulations or that they improve them and do not affect the economic and financial equation to the detriment of the State. II) As regards to the above mentioned proposal submitted by Puerta del Sur S.A., the Administrative Agency of the Comprehensive Management Control Unit for Airports and Airport Concessions that reports to the Ministry of National Defense, has issued a statement confirming that the alternative proposals to the Master Plan concerning the immediate extension of Runway 06-24 in 200 meters so that said runway would reach a total extension of 3,200 meters shall improve the operational capacity of AIC, thus increasing the development of transportation and airfreight. Furthermore, it improves the investment schedule proposed on the airport auction basis and it raises the value of the airport, an asset of the State. III) The alternative proposal to postpone the construction of taxiway B until the date it is determined to be necessary for a proper operation of Carrasco International Airport or until year 2017 (whichever happens first) having been analyzed and taking into account what has been considered on Whereas above, it is understood that, as from the operational point of view and the economic and financial equation, it is justifiable to defer those works only until year 2013 or until the date it is determined to be necessary for a proper operation of Carrasco International Airport (whichever happens first). IV) As regards to the alternative proposal to change the location of the Cargo Terminal, it is considered to entail a profit for the AIC operation and does not affect the economic and financial equation.

 V) After having been audited by the Tribunal de Cuentas de la República (N: Court of Audits), no remarks were made thereto. IN VIEW OF what has been previously stated and pursuant to the report by the Comprehensive Management Control Unit for Airports and Airport Concessions that reports to the Ministry of National Defense, THE PRESIDENT OF THE REPUBLIC OF URUGUAY HEREBY DECREES: FIRST: To approve the amendment of the Comprehensive Management Agreement entered into on February 6, 2003, in accordance with the project appearing on folios 45 to 49 of File number 2004066254 at the Ministry of National Defense, which is an integral part of this Resolution. SECOND: To authorize the Minister of National Defense to subscribe the proposed amendment to said Agreement. THIRD: Let it be known and returned to the Comprehensive Management Control Unit for Airports and Airport Concessions to those effects. Once complied to, let it be filed. ************************************************************************************* AMENDMENT TO THE COMPREHENSIVE MANAGEMENT AGREEMENT: In the city of Montevideo, this .... day of ………of year 2004, there appear: as party of the first part, the Ministry of National Defense (hereinafter referred to as “MDN”) acting in the name and on behalf of the Executive Power, domiciled at Avenida 8 de Octubre 2628, Montevideo, duly represented hereto by the Minister of National Defense, Professor Yamandú Fau and, as party of the second part, the Company “Puerta del Sur S.A.” (hereinafter referred to as the Contractor), registered at the Register of Taxpayers under # 214737710015, domiciled at Calle Rincón 528, Piso 7, Montevideo, duly represented hereto by

 Messrs, Fernando Victor Pelaez, bearer of Argentine ID card # 13.380.763, and Dr. Jorge Aram Chouldjian Aharonian, bearer of ID card # 1.415.577- 0, who have agreed as follows: FIRST: Introduction: I) On February 6, 2003, the MDN and the Contractor have entered into a COMPREHENSIVE MANAGEMENT AGREEMENT, pursuant to the provisions of Section 21 of Law N° 17.555 dated September 18, 2002, and Decree 376/002 dated September 28, 2002, and any amendments whereof, whose Purpose is to carry out the management, exploitation and operation, construction and maintenance of Carrasco International Airport “Gral. Cesáreo L. Berisso”, related to airport and non-airport activities, including commercial activities – such as the tax free shops system – and the rendering of services to complement said airport activity, duly audited by the Tribunal de Cuentas de la República (N: Court of Audits) and no remarks were made thereto. II) As per Resolution # 51.952 of the Ministry of National Defense of July 12, 2004, the Master Plan as submitted by the Contractor has been approved, as well as the opening of an instance of evaluation by the State concerning alternative proposals to the Master Plan and to the Technical Guidelines of the Comprehensive Management Agreement submitted by the Contractor. Those alternative proposals to be evaluated were: a) the immediate extension of Runway 06-24 in 200 meters so that said runway would reach a total extension of 3,200 meters, the construction of a new stretch of road on taxiway B, identified as B T8, postponing the construction of the new taxiway B between taxiways D and A, and b) to change the location of the Cargo Terminal to another area, nearer the future Passenger Terminal.

 SECOND: By these presents, the parties hereto agree to amend the above mentioned Comprehensive Management Agreement and the already approved Master Plan, exclusively as regards to the following matters: A) The Contractor shall carry-out an additional 200 meters extension of Runway 06-24 than required on the approved Master Plan and the Technical Guidelines. Said extension shall be built beyond the present runway head 06, thus reaching a total length of 3,200 meters runway, this works shall be executed together with the 3,000 meters enlargement works already stipulated. B) The new runway head shall have 150-meters long concrete structure, counting as from the future threshold 06 and shall be completed with flexible paving until reaching the present runway head 06. The Contractor shall build a new 180° rotation runway head on the future threshold 06 with rigid paving. The structural design shall be performed according to the criteria required on the Technical Guidelines of the Agreement for new pavements, Phase II Project and for B747-400 aircrafts. As regards to additional beacon works, the Contractor shall perform scoring civil engineering works to bring them to Category II, besides what has already been approved at the Master Plan and in compliance with the Technical Guidelines of the Agreement. The construction of all the above mentioned works shall be finished in May 2005. B) The Contractor shall build parallel taxiway B in two stages. The first stage will rectify its path from the present taxiway named as B T- 7 to the intersection of taxiway D, in the already approved Master Plan deadlines. All design conditions are kept as approved.

 The second stage (between taxiways D and A) shall be executed during year 2013. In the event that before said date, demand would reach aircraft traffic as indicated by ICAO (International Civil Aviation Organization) and the need to count with a parallel taxiway would be determined, the Contractor shall build it although the deadline is not due. For the project, the Contractor shall keep identical design conditions as those required on the Technical Guidelines of the Agreement. The Contractor shall build a new taxiway which shall be named as B T-8, connecting the future new platform with the one already existing nowadays. Design conditions shall be those referred to for Class 4 E (23 meters wide and 10.5-meters wide paved shoulders). This last work shall come into service together with the. implementation of the future platform. C) The location of the future Cargo Terminal shall be on the sector occupied at present by airline deposits and the fire station, amending the location foreseen on the already approved Technical Guidelines and Master Plan. The remaining characteristics of the future Cargo Terminal shall be kept as approved on the Master Plan, to the exception of the road access that shall not be on Camino Carrasco but on the present access to the existing Passenger Terminal. THIRD: The Contractor is hereby specially committed to draw up the detailed project of the new runway extension. He shall be in charge of all additional costs that those modifications agreed upon by these presents may generate as well as the execution of all projects. He shall verify and be in charge of any possible additional costs before ILS concerning the new conditions of Runway 06-24. He shall define the new declared distances and shall verify the approaching surfaces and obstacles, being at his charge any possible action for the difference from 3,000 meters to 3,200 meters of Runway. Without prejudice to what has been previously stated, the Contractor shall: - Draw up the final design of the new runway head 06 - Draw up the final design of Runway 06-24 visual aids - Determine the final gradient, according to the presence of the lor of runway head 06 and all associated take-off slopes. - New pavements shall observe the technical guidelines and Phase II Project. - Carry-out the hydraulic study and drainage and project definition. - Submit the final design for approval by the Control Unit 30 days before starting the works. It is hereby agreed that all costs and actions that may arise from the acceptance of these variations shall be at the exclusive charge of the Contractor. IN WITNESS WHEREOF, the parties do hereby sign these presents on three copies of the same tenor, in the above-mentioned place and date.